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                                                                    Exhibit 10.3

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of February 1, 1999 (the "Effective Date"), by and between IMMUNOGEN, INC., a Massachusetts corporation ("ImmunoGen"), and SMITHKLINE BEECHAM PLC, a corporation existing under the laws of the United Kingdom ("SB").

         BACKGROUND. ImmunoGen and SB are entering into that certain License Agreement dated as of the Effective Date of this Agreement (the "License Agreement"). In connection with the execution of the License Agreement, ImmunoGen desires to sell and issue to SB, and SB desires to buy, shares of ImmunoGen's common stock, $.01 par value per share ("Common Stock"), as provided herein. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the License Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.       PURCHASE AND SALE.

         Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and agreements contained herein, ImmunoGen hereby agrees to issue and sell to SB, and SB hereby agrees to purchase from ImmunoGen, the aggregate number of shares of ImmunoGen's Common Stock (the "Shares") determined in accordance with Sections 1.1 and 1.4 hereof.

         1.1      INITIAL SHARES.

                  (a) In the event that ImmunoGen achieves [*] as described in
Section 3.01(2) of the License Agreement, ImmunoGen shall have the right, but not the obligation, to sell to SB the Initial Shares, as defined in subsection 1.1(b) below. Such right shall commence on the date the milestone outlined under
Section 3.01(b) of the License Agreement (the "Notification Date") is achieved and shall continue thereafter until the earlier of (a) [*] from the Notification Date and (b) the date that [*] has been achieved, as provided in Section 3.01(3) of the License Agreement (the "Initial Sale Period"). Such right shall be effected by ImmunoGen's delivery to SB of a written notice specifying its election to sell to SB such Initial Shares (the "Initial Shares Sale Notice"), which notice must be provided, if at all, during the Initial Sale Period.

                  (b) Provided that ImmunoGen has delivered to SB the Initial Shares Sale Notice in compliance with Subsection 1.1(a) above, and subject to
Section 1.8 below, on the First Closing Date (as defined in Section 1.2), ImmunoGen shall issue and sell to SB, and SB shall purchase from ImmunoGen for up to $2,500,000 (the "Initial Purchase Price") (as determined solely by ImmunoGen), the number of shares of Common Stock (the "Initial Shares") equal to the quotient of the Initial Purchase Price divided by the Initial Market Price (as hereinafter defined). The "Initial Market Price" shall be the lower of (a) [*] of the average of the closing prices of Common Stock on the Nasdaq National Market, the Nasdaq Small Cap Market or any exchange on which the Common Stock is primarily traded, as reported by The Wall Street Journal, Northeast Edition for the [*] trading days immediately prior to the Effective Date or (b) the average of the closing prices of Common Stock on the Nasdaq National Market, the Nasdaq Small Cap Market or any exchange on which the Common Stock is primarily traded, as reported by The Wall Street Journal, Northeast Edition for the [*] trading days immediately prior to the Notification Date, in each case subject to adjustment for any stock split, dividend, recapitalization or the like between the dates used for computation of the Initial Market Price and the Initial Closing Date. In the event the number of Initial Shares issuable pursuant to this Section 1.1 includes a fractional share, the number of Initial Shares shall be increased to the nearest whole number of shares, and the Initial Purchase Price shall be increased to equal the Initial Market Price times such whole number of Initial Shares.

                  (c) SB shall not be entitled to any rights as holder of the Initial Shares until completion of the First Closing.

                  (d) ImmunoGen shall not deliver the Initial Shares Sale Notice at any time when the representation set forth in Section 2.8 below would not be true as of (i) the date of delivery of the Initial Shares Sale Notice or (ii) any of the ten (10) trading days preceding such delivery date.

         1.2 FIRST CLOSING DATE. The closing of the sale and purchase of the Initial Shares (the "First Closing") shall take place on the business day that is the fifth (5th) trading day after the date of delivery of the Initial Shares Sale Notice (the "First Closing Date").

         1.3 DELIVERY. At the First Closing, ImmunoGen will deliver to SB a stock certificate registered in the name of SB, representing the Initial Shares to be purchased by SB from ImmunoGen, dated the First Closing Date, against payment of the Initial Purchase Price by wire transfer, a bank or certified check made payable to the order of ImmunoGen, or any combination thereof specified by ImmunoGen.

         1.4      ADDITIONAL SHARES.

                  (a) In the event that ImmunoGen achieves [*] as described in
Section 3.01(5) of the License Agreement, ImmunoGen shall have the right, but not the obligation, to sell to SB the Additional Shares, as defined in subsection 1.4(b) below. Such right shall be exercisable for a [*] period (the "Additional Sale Period") commencing on the date that ImmunoGen achieves such [*] (the [*] Date"). Such right shall be effected by ImmunoGen's delivery to SB of a written notice specifying its election to sell to SB such Additional Shares (the "Additional Shares Sale Notice"), which notice must be provided, if at all, during the Additional Sale Period. Notwithstanding the foregoing, ImmunoGen may proffer the Additional Shares Sales Notice before it has achieved [*]. SB may accept or decline an Additional Shares Sales Notice issued before [*] in its sole discretion during the acceptance period specified in such Notice. If SB declines to purchase the Additional Shares on the basis of such Notice, ImmunoGen shall be free to deliver an Additional Shares Sales Notice upon achieving [*].

                                       2.
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                  (b) Provided that ImmunoGen has delivered to SB the Additional
Shares Sale Notice in compliance with Subsection 1.4(a) above, and subject to
Section 1.8 below, on the Second Closing Date (as defined in Section 1.5), ImmunoGen shall issue and sell to SB, and SB shall purchase from ImmunoGen for up to an additional $2,500,000 (the "Additional Purchase Price") (as determined solely by ImmunoGen), the number of shares of Common Stock (the "Additional Shares") equal to the quotient of the Additional Purchase Price divided by the Second Market Price (as hereinafter defined). The "Second Market Price" shall be the average of the closing prices of ImmunoGen's Common Stock on the Nasdaq National Market, the Nasdaq Small Cap Market or any exchange on which the Common Stock is primarily traded, as reported by The Wall Street Journal, Northeast Edition for the [*] trading days immediately preceding the [*] Date (or, in the case that SB accepts an Additional Shares Sales Notice issued before [*], the [*] trading days immediately preceding the date of SB's acceptance of such Notice). In the event the number of Additional Shares issuable pursuant to this Section 1.4 includes a fractional share, the number of Additional Shares shall be increased to the nearest whole number of shares, and the Additional Purchase Price shall be increased to equal the Second Market Price times such whole number of Additional Shares.

                  (c) SB shall not be entitled to any rights as holder of the Additional Shares until completion of the Second Closing.

                  (d) ImmunoGen shall not deliver the Additional Shares Sale Notice at any time when the representation set forth in Section 2.8 below would not be true as of (i) the date of delivery of the Additional Shares Sale Notice or (ii) any of the ten (10) trading days preceding such delivery date.

         1.5 SECOND CLOSING DATE. The closing of the sale and purchase of the Additional Shares (the "Second Closing") shall take place on the business day that is the fifth (5th) trading day after the date of delivery of the Additional Shares Sale Notice (or, in the case that SB accepts an Additional Shares Sales Notice issued before [*], the fifth (5th) trading day after the date of SB's acceptance of such Notice) (the "Second Closing Date").

         1.6 DELIVERY. At the Second Closing, ImmunoGen will deliver to SB a stock certificate registered in the name of SB, representing the Additional Shares to be purchased by SB from ImmunoGen, dated the Second Closing Date, against payment of the Additional Aggregate Purchase Price by wire transfer, a bank or certified check made payable to the order of ImmunoGen, or any combination of the above specified by ImmunoGen.

         1.7 RULE 144 REPORTING. With a view to making available to SB the benefits of certain rules and regulations of the Securities and Exchange Commission (the "SEC") which may permit the sale of the Shares to the public without registration, ImmunoGen agrees to use its best efforts to:

                  (a) make and keep adequate current public information available, as those terms are understood and defined in Rule 144 ("Rule 144") under the Securities Act of 1933, as

                                       3.
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amended (the "1933 Act") or any similar or analogous rule promulgated under the
1933 Act, as long as the Shares are outstanding; and

                  (b) file with the SEC, in a timely manner, all reports and other documents required of ImmunoGen under the 1933 Act and the Securities Act of 1934, as amended (the "1934 Act").

         1.8 PARTIAL EXERCISE AT ELECTION OF IMMUNOGEN. In the event that exercise in full with respect to either the Initial Shares or the Additional Shares would require approval of ImmunoGen shareholders under the rules of The Nasdaq Stock Market, ImmunoGen may instead exercise its option under Section 1.1 or Section 1.4, as the case may be, in part up to the number of shares which it may issue without such shareholder approval. Upon any such exercise in part, ImmunoGen shall have no further right under that respective section hereof to sell and SB shall have no further obligation to purchase the balance of the Shares otherwise the subject of ImmunoGen's option.

2.       REPRESENTATIONS AND WARRANTIES OF IMMUNOGEN.

         Except as otherwise set forth on the Schedule of Exceptions attached hereto as Exhibit A, which shall contain Section numbers specifically corresponding to the Section numbers in this Agreement, or, with respect to the Second Closing, the Second Schedule of Exceptions, which shall be provided to SB at the Second Closing and shall be attached to Exhibit A hereto, ImmunoGen hereby represents and warrants to SB as follows:

         2.1 ORGANIZATION AND STANDING; ARTICLES AND BYLAWS. ImmunoGen is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has full power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. ImmunoGen is qualified as a foreign corporation to do business in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification, except where any statutory fines or penalties or any corporate disability imposed for the failure to so qualify would not materially adversely affect ImmunoGen, its assets, financial condition or operations. True and correct copies of ImmunoGen's Amended and Restated Articles of Organization and Bylaws currently in effect have been delivered to SB.

         2.2 AUTHORIZATION. All corporate action on the part of ImmunoGen, its officers, directors and stockholders (except as contemplated by Section 1.8 hereof) necessary for the authorization, execution and delivery of this Agreement, the performance of all ImmunoGen's obligations hereunder, and for the authorization, issuance, sale and delivery of the Initial Shares and the Additional Shares has been taken or will be taken prior to each of the First Closing and the Second Closing, respectively. This Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of ImmunoGen in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and subject to general equity principles.

                                       4.
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         2.3 VALIDITY OF SHARES. The sale of the Shares is not subject to any preemptive rights or rights of first refusal that have not been waived and, when issued, sold and delivered in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances created by ImmunoGen; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

         2.4 OFFERING. Assuming the accuracy of the representations and warranties of SB contained in Section 3 hereof, the offer, issue, and sale of the Shares are exempt from the registration and prospectus delivery requirements of the 1933 Act, and as of the First Closing Date the Initial Shares will be, and as of the Second Closing Date the Additional Shares will be, registered or qualified (or exempt from registration or qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

         2.5      FULL DISCLOSURE.

                  (a) As of the First Closing, ImmunoGen has furnished to SB the following documents, and the information contained in such documents, as of their respective dates (or if amended, as of the date of such amendment), did not contain any untrue statement of a material fact, and did not omit to state any material fact necessary to make any statement therein, in light of the circumstances under which such statement was made, not misleading:

                  ImmunoGen's annual report on Form 10-K, as amended, for the fiscal year ended June 30, 1998; and ImmunoGen's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, and any additional Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed after the Effective Date but prior to the First Closing.

                  (b) As of the Second Closing, ImmunoGen shall have furnished to SB the following documents, and the information contained in such documents, as of their respective dates (or if amended, as of the date of such amendment), will not contain any untrue statement of a material fact, or omit to state any material fact necessary to make any statement therein, in light of the circumstances under which such statement was made, not misleading:

                  ImmunoGen's annual report on Form 10-K for the most recent fiscal year prior to the Second Closing Date for which such document is publicly available; and ImmunoGen's Quarterly Reports on Form 10-Q for any quarters ending after such fiscal year and any Current Reports on Form 8-K filed after said Form 10-K, in each case to the extent publicly available and not otherwise provided.
         2.6 NO CONFLICT; NO VIOLATION. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not (a) conflict with any provisions of the Amended and Restated Articles of Organization or Bylaws of ImmunoGen; (b) result in any material violation or default of, or permit the acceleration of any material obligation under (in each case, upon the giving of notice, the passage of time, or both), any mortgage, indenture, lease, permit, franchise, license, agreement or other instrument, or under

                                       5.
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any judgment, order, decree, law, ordinance, rule or regulation applicable to
ImmunoGen or its properties.

         2.7 CONSENTS AND APPROVALS. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of ImmunoGen in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby have been obtained, or will be effective at the First Closing or the Second Closing, as applicable, except for notices required or permitted to be filed with certain state and federal securities commissions after the First Closing or the Second Closing, as the case may be, which notices will be filed on a timely basis.

         2.8 ABSENCE OF CERTAIN DEVELOPMENTS. With respect to the First Closing, since June 30, 1998, and with respect to the Second Closing, since the end of the last fiscal quarter prior to such Second Closing for which ImmunoGen's filing on Form 10-Q is publicly available, ImmunoGen has not (a) incurred or become subject to any material liabilities (absolute or contingent) except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business, consistent with past practices; (b) mortgaged, pledged or subjected to lien, charge or any other encumbrance any of its assets, tangible or intangible, except in connection with equipment financings entered into in the ordinary course of business; (c) sold, assigned or transferred any of its assets or canceled any debts or obligations except in the ordinary course of business, consistent with past practices; (d) suffered any extraordinary losses, or waived any rights of substantial value; (e) entered into any material transaction other than in the ordinary course of business, consistent with past practices; or (f) otherwise had any material change in its condition, financial or otherwise, except for changes in the ordinary course of business, consistent with past practices, none of which individually or in the aggregate has been materially adverse to ImmunoGen.

3.       REPRESENTATIONS AND WARRANTIES OF SB.

         SB hereby represents and warrants to ImmunoGen as follows:

         3.1 LEGAL POWER. SB has the requisite legal power to enter into this Agreement, to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

         3.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by SB, and, upon due execution and delivery by ImmunoGen, this Agreement will be a valid and binding agreement of SB in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and subject to general equity principles.

                                       6.
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         3.3      INVESTMENT REPRESENTATIONS.

                  (a) SB is acquiring the Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act.

                  (b) SB understands that (i) the Shares have not been registered under the 1933 Act by reason of a specific exemption therefrom, that they must be held by it indefinitely, and that it must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from such registration;
(ii) each stock certificate representing the Shares will be endorsed with a legend in form and substance similar to the following:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (a) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SHARES SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (b) THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS THEN AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS."

and (iii) ImmunoGen will instruct any transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

         SB shall have the right to demand removal of the foregoing legend with respect to any or all of the Shares if, in the opinion of counsel to ImmunoGen, removal of such legend is permitted by the rules and regulations of the SEC.

                  (c) SB has been furnished with such materials and has been given access to such information relating to ImmunoGen as it or its qualified representative has requested and SB has been afforded the opportunity to ask questions regarding ImmunoGen and the Shares, all as SB has found necessary to make an informed investment decision. In addition, by virtue of its expertise, the advice available to it, and its previous investment experience, SB has (i) sufficient knowledge and experience in financial and business matters, investments, securities and private placements and (ii) the capability to evaluate the merits and risks of the transactions contemplated by this Agreement.

                  (d) SB is an "accredited investor" within the meaning of Regulation D under the 1933 Act.

                  (e) SB was not formed for the specific purpose of acquiring the Shares offered hereunder.

                                       7.

                  (f) SB understands that the offering and sale of the Shares is intended to be exempt from registration under the 1933 Act, by virtue of Section 4(2) and/or 4(6) of the 1933 Act and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of SB contained in this Agreement and ImmunoGen may rely on such representations, warranties and agreements in connection therewith. In addition to the restrictions set forth in Section 3.3(a) of this Agreement, SB will not transfer the Shares in violation of the provisions of any applicable Federal or state securities statute.

                  (g) The sale and issuance of the shares by ImmunoGen to SB is legally permitted by all laws and regulations and all applicable rulings of any court or regulatory authority in the United Kingdom without further action on the part of either ImmunoGen or SB.

4.       CONDITIONS TO FIRST CLOSING.

         4.1 CONDITIONS TO OBLIGATIONS OF SB. SB's obligation to purchase the Initial Shares at the First Closing is subject to the fulfillment, at or prior to the First Closing Date, of all of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by ImmunoGen in Section 2 hereof shall be true and correct in all material respects on the First Closing Date with the same force and effect as if they had been made on and as of said date; and ImmunoGen shall have performed all obligations and conditions herein required to be performed by it on or prior to the First Closing Date.

                  (b) OPINION OF IMMUNOGEN'S COUNSEL. SB shall have received from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to ImmunoGen, an opinion letter concerning such matters that are customary in a transaction of this type addressed to SB in a form reasonably satisfactory to SB dated the First Closing Date.

                  (c) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the First Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to SB and its special counsel, and SB and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (d) QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Initial Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the First Closing. No stop order or other order enjoining the sale of the Initial Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of ImmunoGen, threatened by the SEC or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the First Closing, the sale and issuance of the Initial Shares shall be legally permitted by all laws and regulations to which SB and ImmunoGen are subject.

                                       8.

                  (e) COMPLIANCE CERTIFICATE. ImmunoGen shall have delivered to SB a Certificate, executed by the President of ImmunoGen, dated the First Closing Date, certifying the fulfillment of the conditions specified in subparagraphs (a) and (d) of this Subsection 4.1.

         4.2 CONDITIONS TO OBLIGATIONS OF IMMUNOGEN. ImmunoGen's obligation to issue and sell the Initial Shares at the First Closing is subject to the fulfillment to ImmunoGen's satisfaction, on or prior to the First Closing Date, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by SB in Section 3 hereof shall be true and correct at the First Closing Date, with the same force and effect as if they had been made on and as of said date.

                  (b) PERFORMANCE OF OBLIGATIONS. SB shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the First Closing Date.

                  (c) QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Initial Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the First Closing. No stop order or other order enjoining the sale of the Initial Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of ImmunoGen, threatened by the SEC or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the First Closing, the sale and issuance of the Initial Shares shall be legally permitted by all laws and regulations to which SB and ImmunoGen are subject.

5.       CONDITIONS TO SECOND CLOSING.

         5.1 CONDITIONS TO OBLIGATIONS OF SB. SB's obligation to purchase the Additional Shares at the Second Closing is subject to the fulfillment, at or prior to the Second Closing Date, of all of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by ImmunoGen in Section 2 hereof shall be true and correct in all material respects on the Second Closing Date with the same force and effect as if they had been made on and as of said date; and ImmunoGen shall have performed all obligations and conditions herein required to be performed by it on or prior to the Second Closing Date.

                  (b) OPINION OF IMMUNOGEN'S COUNSEL. SB shall have received from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to ImmunoGen, an opinion letter concerning such matters that are customary in a transaction of this type addressed to SB in a form reasonably satisfactory to SB dated the Second Closing Date.

                  (c) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Second Closing hereby and all documents

                                       9.

and instruments incident to such transactions shall be reasonably satisfactory in substance and form to SB and its special counsel, and SB and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (d) QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Additional Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Second Closing. No stop order or other order enjoining the sale of the Additional Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of ImmunoGen, threatened by the SEC or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Second Closing, the sale and issuance of the Additional Shares shall be legally permitted by all laws and regulations to which SB and ImmunoGen are subject.

                  (e) COMPLIANCE CERTIFICATE. ImmunoGen shall have delivered to SB a Certificate, executed by the President of ImmunoGen, dated the Second Closing Date, certifying to the fulfillment of the conditions specified in subparagraphs (a) and (d) of this Subsection 5.1.

                  (f) NO TERMINATION OF LICENSE AGREEMENT; NO BREACH. No termination of the License Agreement shall have become effective, nor shall either party have given notice of termination of the License Agreement pursuant to the terms thereof. In addition, ImmunoGen shall not have committed a material breach of the License Agreement as to which SB has provided ImmunoGen with written notice, unless such breach has been cured by ImmunoGen or waived by SB.

                  (g) NO CHANGE OF CONTROL OF IMMUNOGEN. There shall have been no Change of Control of ImmunoGen between the First Closing and the Second Closing. For purposes of this Section 5.1(g), "Change of Control" means the occurrence of any of the following events:

                           (i) all or substantially all of the assets of
ImmunoGen are sold, leased, exchanged or otherwise transferred to any other person or group of persons acting in concert as a partnership or other group other than an affiliate of ImmunoGen (a "Group");

                           (ii) ImmunoGen is merged or consolidated with or into
another entity with the effect that the existing equity holders hold less than 50% of the combined voting power of the then outstanding securities ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors (or in the election of persons serving in a similar capacity) of the surviving entity of such merger or the entity resulting from such consolidation.

                           (iii) a change in the composition of the Board of
Directors of ImmunoGen as a result of which during any period of two consecutive years after the First Closing, individuals who at the beginning of such period constitute ImmunoGen's Board

                                      10.

of Directors (together with any new director whose election by ImmunoGen's Board of Directors or whose nomination for election by ImmunoGen's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of ImmunoGen's directors in office at the end of such period; or

                           (iv) a person or Group shall, as a result of a tender
or exchange offer, open market purchases, merger, privately negotiated purchases or otherwise, have become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of the securities of ImmunoGen representing 50% or more of the combined voting power of the then outstanding securities of ImmunoGen ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors.

                  (h) ImmunoGen shall not have (i) filed in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of ImmunoGen or of its assets, or (ii) been served with an involuntary petition against it, filed in any insolvency proceeding, which petition has not been dismissed as of the Second Closing Date.

         5.2 CONDITIONS TO OBLIGATIONS OF IMMUNOGEN. ImmunoGen's obligation to issue and sell the Additional Shares at the Second Closing is subject to the fulfillment to ImmunoGen's satisfaction, on or prior to the Second Closing Date, of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by SB in Section 3 hereof shall be true and correct at the Second Closing Date, with the same force and effect as if they had been made on and as of said date.

                  (b) PERFORMANCE OF OBLIGATIONS. SB shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or before the Second Closing Date.

                  (c) QUALIFICATIONS, LEGAL INVESTMENT. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Additional Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Second Closing. No stop order or other order enjoining the sale of the Additional Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of ImmunoGen, threatened by the SEC or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Second Closing, the sale and issuance of the Additional Shares shall be legally permitted by all laws and regulations to which SB and ImmunoGen are subject.

6.       REGISTRATION RIGHTS.

         6.1 PIGGYBACK REGISTRATION RIGHTS. If (and on each occasion that) ImmunoGen proposes to register any of its Common Stock under the 1933 Act, either for ImmunoGen's own

                                      11.

account or for the account of any of its security holders (each such registration not withdrawn or abandoned prior to the effective date thereof, a "Piggyback Registration"), ImmunoGen will give written notice to SB of such proposal not later than the earlier to occur of (a) the tenth day following the receipt by ImmunoGen of notice of exercise of any registration rights by any persons, and (b) 15 days prior to the anticipated filing date of such Piggyback Registration. Notwithstanding the foregoing, ImmunoGen shall not be obligated to
(a) give notice to SB as to or to include any of the Shares in (i) any registration on Form S-8 or similar limited purpose form of registration statement effected solely to implement an employee benefit plan, or (ii) any registration statement on Form S-4 or similar limited purpose form of registration statement effected solely to implement an acquisition, or (b) include any of the shares in any registration involving an underwritten public offering in which the managing underwriter advises ImmunoGen in writing that no selling shareholder shares should be included in the registration due to market factors.

          6.2 SELECTION OF UNDERWRITERS. In any underwritten Piggyback Registration, ImmunoGen will have the right to select the investment bankers and managing underwriters in such registration, subject to (except where a complete underwriter cutback applies) the approval of SB which approval will not be unreasonably withheld or delayed. If SB reasonably disapproves of such investment bankers or managing underwriters, ImmunoGen will use its best efforts to select another investment banker or managing underwriter, and will continue such process until such investment bankers or underwriters have been selected and approved in accordance with this Section 6.3.

         6.3 LIMITATION ON PIGGYBACK REGISTRATIONS. The rights provided in this
Section 6 shall terminate at such time as all Shares issued to SB pursuant to this Agreement (a) have been sold pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from such registration or (b) may be sold pursuant to Rule 144(k) under the 1933 Act and any restrictive legends relating to the manner of sale of such Shares have been removed from the certificates representing the Shares by ImmunoGen.

7.       MISCELLANEOUS.

         7.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts.

         7.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. The registration rights provided in Section 6 hereof may be transferred only to affiliates of SB.

         7.3 ENTIRE AGREEMENT. This Agreement, the License Agreement, and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party,

                                      12.

other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

         7.4 SEPARABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.5 AMENDMENT AND WAIVER. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of ImmunoGen and SB. Any amendment or waiver effected in accordance with this Section shall be binding upon SB, each future holder of the Shares, and ImmunoGen.

         7.6 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power, or remedy accruing to SB or any subsequent holder of any Shares upon any breach, default or noncompliance of ImmunoGen under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on SB's part of any breach, default or noncompliance under this Agreement or any waiver on SB's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies, either under this Agreement, by law, or otherwise afforded to SB, shall be cumulative and not alternative.

         7.7 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given
(a) upon personal delivery, (b) on report of successful transmission by facsimile machine that automatically generates a printed report indicating whether transmission was completed successfully, at the conclusion of each transmission, (c) on the first business day after receipted delivery to a courier service which guarantees next business-day delivery, under circumstances in which such guaranty is applicable, or (d) on the earlier of delivery or the fifth (5th) business day after mailing by United States certified by mail, postage and fees prepaid, to the appropriate party at the address set forth below or to such other address as the party so notifies the other in writing:

         (a) if to ImmunoGen, to:

                IMMUNOGEN, INC.
                333 Providence Highway
                Norwood, MA  02062
                Telecopier:  (781) 255-9679
                Attention:  Chairman of the Board and Chief Executive Officer

                                      13.

                with a copy to:

                Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                Boston, MA  02111
                Telecopier:  (617) 542-2241
                Attention: Jonathan L. Kravetz, Esquire

         (b) if to SB, to:

                SMITHKLINE BEECHAM PLC
                c/o SmithKline Beecham Corporation
                One Franklin Plaza (FP 1935)
                Philadelphia, PA  19102
                Telecopier:  (215) 751-4253
                Attention:  Elizabeth D. Posner

                with a copy to:

                SMITHKLINE BEECHAM CORPORATION
                One Franklin Plaza (FP 2355)
                Philadelphia, PA 19102
                Telecopier: (215) 751-5349
                Attention: Donald F. Parman

         Notwithstanding the foregoing, all notices and other communications to an address outside of the United States shall be sent by telecopy and confirmed in writing to be sent by first class mail. Addresses for notice may be changed by notice to the other party as provided in this Section 7.7.

         7.8      FINDER'S FEES.

                  (a) ImmunoGen (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold SB harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which ImmunoGen or any of its employees or representatives is responsible.

                  (b) SB (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold ImmunoGen harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which SB or any of its employees or representatives are responsible.

                                      14.

         7.9 INFORMATION CONFIDENTIAL. SB acknowledges that any non public information received by it pursuant hereto is confidential and for SB's use only, and it will refrain from using such information or reproducing, disclosing, or disseminating such information to any other person (other than its employees, affiliates, agents, or partners having a need to know the contents of such information and its attorneys, in each case who agree to be bound by this Section 7.9), except in connection with the exercise of rights under this Agreement, unless such information becomes available to the public generally or it is required by a governmental body to disclose such information.

         7.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         7.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         The foregoing Agreement is hereby executed as of the date first above written.



IMMUNOGEN INC.                          SMITHKLINE BEECHAM PLC



By:      /s/ Mitchel Sayare             By:      /s/ Jean-Pierre Garnier
         ------------------------                ----------------------------

Name:    Mitchel Sayare                 Name:    Jean-Pierre Garnier
         ------------------------                ----------------------------

Title:   CEO                            Title:   COO
         ------------------------                ----------------------------


                                      15.

                                    EXHIBIT A

            EXCEPTION TO REPRESENTATIONS AND WARRANTIES OF IMMUNOGEN
                           SEC 2.3 VALIDITY OF SHARES


         On December 10, 1997, ImmunoGen entered into an agreement to sell an aggregate $3.0 million of its Series E Convertible Preferred Stock, par value $.01 per share, (the "Series E Stock") to Biotechnology Venture Partners, L.P., Biotechnology Value Fund, L.P., Biotechnology Value Fund, Ltd. and Investment 10, L.L.C. (collectively, "BVF"). Under the terms of such agreement, until the earlier of December 10, 2000 and the conversion into Common Stock, or sale or transfer by BVF, of at least fifty percent (50%) in the aggregate of its Series E Stock, BVF has the right to purchase from ImmunoGen, within a specified time period, such number of shares of New Securities (as defined in the agreement), with the same terms and conditions as the New Securities, as would be necessary to maintain BVF's percentage ownership in ImmunoGen at the level held by BVF immediately prior to the issuance of the New Securities, determined on a fully-converted, fully-diluted basis.

                                       16.